UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.    )

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☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

SITO MOBILE, LTD.
(Name of Registrant as Specified in Its Charter)

KAREN SINGER
TAR HOLDINGS LLC
WAYNE BARR, JR.
RICHARD RAMLALL
STEVEN G. SINGER
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Copy to:
Paul N. Silverstein, Esq.
Andrews Kurth Kenyon LLP
450 Lexington Avenue
New York, NY 10019

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PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION
DATED MAY [16], 2017

TAR HOLDINGS LLC

___________, 2017

Dear Fellow Stockholder:

TAR Holdings LLC, a New Jersey limited liability company (“TAR Holdings”), and Karen Singer (“Mrs. Singer”) as sole member of TAR Holdings, are the beneficial owners of an aggregate of 2,100,718 shares of common stock, $0.001 par value (“Common Stock” or “Shares”), representing approximately 10.2% of the outstanding shares of Common Stock of SITO Mobile, Ltd. (the “Company”). Based on filings with the Securities and Exchange Commission (the “SEC”), TAR Holdings (and Mrs. Singer, as its sole member) is the Company’s largest stockholder. Along with their nominees to the Board of Directors of the Company (the “Board”), Wayne Barr, Jr., Richard Ramlall and Steven G. Singer (collectively, along with TAR Holdings and Mrs. Singer, the “TAR Holdings Group” or “we”), TAR Holdings and Mrs. Singer are seeking representation on the Board, among other things, because we believe that (i) the Board (and the Company’s performance) could be improved with independent directors who have strong, relevant backgrounds and the operational expertise in the Company’s industry necessary to fully explore available opportunities to improve stockholder value, (ii) the current Board has taken and continues to take actions which are not in the best interests of the Company’s stockholders, and (iii) the other reasons set forth herein.

We are seeking your support at the annual meeting of stockholders scheduled to be held at [ __ ], at [ __ ], ET, on Tuesday, June 27, 2017, including any adjournments, postponements or delays thereof and any meeting which may be called in lieu thereof (the “Annual Meeting”), for the following:

1.	To elect TAR Holdings’ three (3) director nominees, Wayne Barr, Jr., Richard Ramlall and Steven G. Singer (each a “Nominee” and, collectively, the “Nominees”), to serve until the 2018 Annual Meeting of Stockholders in opposition to certain of the Company’s incumbent directors;

2.	To disapprove, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement pursuant to the compensation disclosure rules of the SEC;

3.	To disapprove the purported adoption by the Board of the Section 382 Tax Benefits Preservation Plan (the “Purported Poison Pill”), which was attached as Exhibit 4.1 to the Form 8-K filed by the Company with the SEC on April 4, 2017; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

We are seeking three (3) seats on the Board to ensure that the interests of the stockholders, the true owners of the Company, are appropriately represented in the boardroom. The Board is currently composed of six (6) directors, Richard O’Connell, Jr., Jonathan E. Sandelman, Joseph A. Beatty, Betsy J. Bernard, Lowell W. Robinson, and Brent Rosenthal. Notwithstanding recent statements by the Company and members of the Board touting the Company’s recent success and prospects, based on filings with the SEC, it appears that the members of the Board collectively own just over 4% of the outstanding Shares. TAR Holdings believes that the lack of significant ownership of Common Stock by the Board may reflect the Board’s lack of confidence in its ability to manage the Company, making its interest less aligned with other shareholders. Such members of the Board have also presided over a significant amount of turnover at the management level in recent months and caused the Company to use substantial and important corporate funds enacting (or purporting to enact) measures which appear designed to entrench themselves without regard for the interests of the Company’s true owners, its stockholders. Each such current member of the Board is proposed to be up for election by the Company at the Annual Meeting, with the exception of Brent Rosenthal. The Company has also proposed that, following the 2017 Annual Meeting, the number of members of the Board would be reduced to five (5).

Through the attached Proxy Statement, we are soliciting proxies to elect not only our three (3) director nominees, but also Richard O’Connell, Jr., and Joseph A. Beatty, who have been nominated by the Company. This gives stockholders the ability to vote for the total number of directors up for election at the Annual Meeting. The names, backgrounds and qualifications of the Company’s nominees, and other information about them, can be found in the Company’s proxy statement. There is no assurance that any of the Company’s nominees will serve as directors if our nominees are elected.

In addition, on April 7, 2017, Stephen D. Baksa notified the Company that he intends to nominate five (5) director candidates, for election to the Board at the 2017 Annual Meeting, which, if elected, would replace the entire current Board. Pursuant to a Schedule 13D filed with the SEC relating to the Company, Mr. Baksa has disclosed that he is a member of a “group” with Thomas M. Candelaria (collectively, the “Baksa Group”), and that the Baksa Group collectively beneficially owns approximately 6.8% of the outstanding Common Stock.

While the Company has made various spurious allegations in recent filings with the SEC about the TAR Holdings Group, Mrs. Singer, members of Mrs. Singer’s family, the Baksa Group, and Evolving Systems, Inc. (“Evolving Systems”), including, among other things, (i) inferring or stating that TAR Holdings and Mrs. Singer are acting as a “group” for purposes of Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), and (ii) alleging that the TAR Holdings Group and the Baksa Group are taking part in an undisclosed agenda by Evolving Systems to acquire the Company, (a) none of the members of the TAR Holdings Group nor any members of Mrs. Singer’s family are part of a “group” for purposes of Section 13(d) of the Exchange Act with the Baksa Group and (b) none of the members of the TAR Holdings Group are aware of any agenda of Evolving Systems relating to the Company. Indeed, TAR Holdings understands that, on May 4, 2017, Evolving Systems issued a press release expressly disclaiming any present or reasonably foreseeable plans or proposals to acquire or do business with the Company.

As the largest stockholder in the Company, our interests are directly aligned with yours.

We, strongly urge you NOT to sign or return any proxy card or voting instruction form that the Company may send to you, even as a protest vote against the Company’s purported director candidates. Even a “WITHHOLD” vote with respect to the Company’s purported director candidates on their respective proxy cards will cancel any previously submitted [ __ ] proxy card vote.

We urge you to carefully consider the information contained in the attached Proxy Statement and then support our efforts by signing, dating and returning the enclosed [ __ ] proxy card today. The attached Proxy Statement and the enclosed [ __ ] proxy card are first being furnished to the stockholders on or about [ __ ], 2017.

If you have already voted for the incumbent management slate or the slate proposed by the Baksa Group, you have every right to change your vote by signing, dating and returning a later dated proxy.

YOUR VOTE IS VERY IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. Whether or not you plan to attend the meeting, we urge you to vote your shares at your earliest convenience. Please sign and return the enclosed [ __ ] proxy card as soon as possible in the envelope provided, or vote by telephone or via the Internet as provided in the [ __ ] proxy card. Voting by proxy will ensure your representation at the Annual Meeting if you do not attend in person. If you attend the meeting and you are a stockholder of record, you can revoke your proxy at any time before it is exercised at the meeting and vote your shares personally by following the procedures described in the Proxy Statement. If you hold your shares through a broker, bank, or other institution (the “Holder”), please be sure to follow the voting instructions that you receive from the Holder. The Holder will not be able to vote your shares on any of the proposals unless you have provided voting instructions.

If you have any questions or require any assistance with your vote, please contact our strategic shareholder advisor and proxy solicitor, Kingsdale Advisors, at their address and contact information listed below.

Thank you for your support.

Karen Singer

TAR Holdings LLC

If you have any questions, require assistance in voting your [ __ ] proxy card,

or need additional copies of the TAR Holdings Group’s proxy materials,

please contact Kingsdale Advisors at the phone numbers or email listed below.

745 Fifth Avenue

19th Floor

New York, New York 10151

Shareholders Call Toll-Free at: 1-866-581-1489

Banks & Brokers Call Collect at: 646-651-1642

E-mail: contactus@kingsdaleadvisors.com

Toll Free Facsimile: 1-866-545-5580

Facsimile: 416-867-2271

2017 ANNUAL MEETING OF STOCKHOLDERS

OF

SITO MOBILE, LTD.

PRELIMINARY PROXY STATEMENT

SUBJECT TO COMPLETION DATED MAY 16, 2017

TAR HOLDINGS LLC

PLEASE SIGN, DATE AND MAIL THE ENCLOSED [ __ ] PROXY CARD TODAY

TAR Holdings LLC, a New Jersey limited liability company (“TAR Holdings”), and Karen Singer (“Mrs. Singer”) as sole member of TAR Holdings, are the beneficial owners of an aggregate of 2,100,718 shares of common stock, $0.001 par value (“Common Stock” or “Shares”), representing approximately 10.2% of the outstanding shares of Common Stock of SITO Mobile, Ltd. (the “Company”). Based on filings with the Securities and Exchange Commission (the “SEC”), TAR Holdings (and Mrs. Singer, as its sole member) is the Company’s largest stockholder. TAR Holdings and Mrs. Singer, along with their nominees to the Board of Directors of the Company (the “Board”), Wayne Barr, Jr., Richard Ramlall and Steven G. Singer (collectively, along with TAR Holdings and Mrs. Singer, the “TAR Holdings Group” or “we”), are seeking representation on the Board because we believe that the Board (and the Company’s performance) could be improved with independent directors who have strong, relevant backgrounds and the operational expertise in the Company’s industry necessary to fully explore available opportunities to improve stockholder value, (ii) the current Board has taken and continues to take actions which are not in the best interests of the Company’s stockholders, and (iii) the other reasons set forth herein.

We are seeking your support at the annual meeting of stockholders scheduled to be held at [ __ ], at [ __ ], ET, on Tuesday, June 27, 2017, including any adjournments, postponements or delays thereof and any meeting which may be called in lieu thereof (the “Annual Meeting”), for the following:

1.	To elect TAR Holdings’ three (3) director nominees, Wayne Barr, Jr., Richard Ramlall and Steven G. Singer (each a “Nominee” and, collectively, the “Nominees”), to serve until the next Annual Meeting of Stockholders in opposition to certain of the Company’s incumbent directors;

2.	To disapprove, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement pursuant to the compensation disclosure rules of the SEC;

3.	To disapprove the purported adoption by the Board of the Section 382 Tax Benefits Preservation Plan (the “Purported Poison Pill”), which was attached as Exhibit 4.1 to the Form 8-K filed by the Company with the SEC on April 4, 2017; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

This Proxy Statement is soliciting proxies to elect not only our three (3) Nominees, but also Richard O’Connell, Jr., and Joseph A. Beatty, who have been nominated by the Company. This gives stockholders who wish to vote for our Nominees the ability to vote for a full slate of five (5) nominees in total, which is the total number of directors up for election at the Annual Meeting.

The Company has set the close of business on [ __ ] as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”). The mailing address of the principal executive offices of the Company is: The Newport Corporate Center, 100 Town Square Place, Suite 204, Jersey City, New Jersey 07310. Stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. According to the Company, as of the Record Date, there were [ __ ] shares of Common Stock outstanding. The participants in this solicitation intend to vote all of their shares of Common Stock (i) FOR the election of the Nominees and (ii) AGAINST the other proposals presently indicated by the Company to be voted upon at the Annual Meeting.

THIS SOLICITATION IS BEING MADE BY THE TAR HOLDINGS GROUP AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OR MANAGEMENT OF THE COMPANY OR ANY OTHER PERSON. WE ARE NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING OTHER THAN AS SET FORTH IN THIS PROXY STATEMENT. SHOULD OTHER MATTERS, WHICH THE TAR HOLDINGS GROUP IS NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED [ __ ] PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

THE TAR HOLDINGS GROUP URGES YOU TO SIGN, DATE AND RETURN THE [ __ ] PROXY CARD IN FAVOR OF THE ELECTION OF THE NOMINEES. THE TAR HOLDINGS GROUP URGES YOU NOT TO SIGN ANY PROXY CARD PROVIDED BY ANY OTHER PERSON.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY COMPANY MANAGEMENT OR BY THE BOARD, YOU MAY REVOKE EACH OF THOSE PROXIES AND VOTE FOR EACH OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT BY SIGNING, DATING AND RETURNING THE ENCLOSED [ __ ] PROXY CARD. THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting-This Proxy Statement and our [ __ ] proxy card are available at
http://www.___________.com

YOUR SUPPORT IS EXTREMELY IMPORTANT, no matter how many Shares you own!

The TAR Holdings Group urges you to sign, date, and return the enclosed [ __ ] proxy card today to vote FOR the election of the Nominees and against the other proposals presently proposed by the company.

•	If your Shares are registered in your own name, please sign and date the enclosed [ __ ] proxy card and return it to TAR Holdings, c/o Kingsdale Advisors (“Kingsdale”) in the enclosed postage-paid envelope today.

•	If your Shares are held in a brokerage account or bank, you are considered the beneficial owner of the Shares, and these proxy materials, together with a [ __ ] voting instruction form, are being forwarded to you by your broker or bank. As a beneficial owner, you must instruct your broker, trustee or other representative how to vote. Your broker cannot vote your Shares on your behalf without your instructions.

•	Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting instruction form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed voting instruction form.

Because only your latest dated proxy card will count, we urge you NOT to return any proxy card you receive from the Company or any person other than TAR Holdings. Even if you return a proxy card marked “withhold” as a protest against the incumbent directors or any other nominees, it will revoke any proxy card you may have previously sent to us. Remember, you can vote for our three (3) independent Nominees only on our [ __ ] proxy card. So please make certain that the latest dated proxy card you return is the [ __ ] proxy card.

IMPORTANT!

PLEASE VOTE THE [ __ ] PROXY CARD TODAY!

WE URGE YOU NOT TO SIGN ANY PROXY CARD OR VOTING INSTRUCTION FORM SENT TO YOU BY THE INCUMBENT BOARD OR THE COMPANY OR ANY PERSON OTHER THAN TAR HOLDINGS.

Remember, you can vote your shares by telephone or via the Internet. Please follow the easy to follow instructions on the enclosed [ __ ] proxy card.

If you require assistance voting your [ __ ] proxy card or voting instruction form, please contact Kingsdale Advisors, at the contact information set forth below and they will be able to assist you to ensure your vote is counted at the Meeting:

745 Fifth Avenue

19th Floor

New York, New York 10151

Shareholders Call Toll-Free at: 1-866-581-1489

Banks & Brokers Call Collect at: 646-651-1642

E-mail: contactus@kingsdaleadvisors.com

Toll Free Facsimile: 1-866-545-5580

Facsimile: 416-867-2271

1

Background to the Solicitation

The following is a chronology of events leading up to this proxy solicitation:

•	TAR Holdings has purchased shares of the Company on the open market beginning in February 2017. TAR Holdings believed then, and believes now, that the securities of the Company are significantly undervalued. TAR Holdings believed then, and believes now, that the Company has an attractive and competitive position in its industry, the value of which is not reflected in the Company’s current market value. TAR Holdings believes that, if the Company had members of the Board with relevant experience and a focus on the best interests of the Company’s stockholders, the Company could meaningfully increase value to stockholders.

•	On February 17, 2017, the former Chief Executive Officer and director of the Company resigned, and on March 10, 2017, the former Chief Financial Officer and Chief Operating Officer of the Company resigned. Following such resignations, the Board and the Company have alleged that such former members of management misappropriated a material amount of company funds over the last two (2) years, under the current Board’s watch.

•	On February 17, 2017, a purported securities class action was filed in the U.S. District Court of New Jersey against the Company by a stockholder of the Company on behalf of all investors who purchased or otherwise acquired the Company’s common stock between February 9, 2016, and January 2, 2017, in which, among other things, the plaintiff alleges that during 2016 the Company violated Sections 10(b) and 20(a) of the Securities and Exchange Act by making materially false and/or misleading statements about its business, operations, and prospects.

•	On March 2, 2017, TAR Holdings, and Mrs. Singer as sole member of TAR Holdings, filed a Schedule 13G with the SEC stating ownership of more than 5% of the Company’s outstanding shares of Common Stock.

•	On March 14, 2017, the Board appointed Lawrence Firestone as interim Chief Financial Officer. TAR Holdings understands that, as reported by a Schedule 14A filed by Qualstar Corporation (“Qualstar”) on June 4, 2014, Mr. Firestone was terminated for cause from his position as Chief Executive Officer by Qualstar and, in connection therewith, (i) was sued by Qualstar for alleged breach of fiduciary duty, breach of loyalty, breach of duty of care, and the commission of corporate waste, and (ii) was sought by Qualstar to enjoin the payment of Mr. Firestone’s severance package as a result of such alleged breaches.

•	On March 17, 2017, Stephen D. Baksa and Thomas Candelaria (collectively, the “Baksa Group”), filed a Schedule 13D (the “Baksa Group 13D”) with the SEC. In the Baksa Group 13D, the Baksa Group stated, among other things, that they believed that each of Betsy J. Bernard, Richard O’Connell, Jr., Jonathan E. Sandelman and Joseph A. Beatty have demonstrated extremely poor judgment in the oversight of the business of the Company and the Company’s management and that the Baksa Group believed that the Company would be better positioned to capitalize on strategic and operational opportunities and increase shareholder value if the current Board was reconstituted by removing such members of the Board and replacing them with individuals whom the Baksa Group believed are more likely to oversee the Company with a greater degree of success.

2

•	On March 23, 2017, promptly following the filing of the Baksa Group 13D, the Board purported to adopt those certain Amended and Restated Bylaws (the “Purported Amended Bylaws”), which Amended Bylaws contain extensive changes to the Company’s previous Bylaws, including various provisions which appear to TAR Holdings to be designed to entrench members of the Board and Company management by, among other things, making it significantly more difficult and burdensome for Company stockholders to make proposals for consideration by Company stockholders at the Annual Meeting.

•	On March 27, 2017, the Board approved a form of director’s and officer’s indemnification agreement and, TAR Holdings believes the incumbent members of the Board each executed such agreements with the Company.

•	On March 28, 2017, the Company announced on a Current Report on Form 8-K that the Board had determined that the Company’s 2017 Annual Meeting of Stockholders would be held on Tuesday, June 27, 2017, at a time and location to be determined. Due to the terms in the Purported Amended Bylaws, such meeting date provided stockholders with only ten (10) days to submit advance notices for the nominations of directors and other stockholder proposals.

•	On March 31, 2017, the Company notified the SEC that it would be unable to timely file its Annual Report on Form 10-K.

•	On March 31, 2017, Mr. Thekkethala, in his capacity as President and Chief Executive Officer of Evolving Systems, together with Mr. Steinmann, the Chief Strategy Officer of Evolving Systems, met with executives from the Company, including Mr. O’Connell and Mr. Lowen, to discuss on a preliminary basis whether there existed any opportunities for future marketing or sales collaboration between Evolving Systems and the Company. Following this meeting, TAR Holdings believes that the representatives of Evolving Systems determined that no such opportunities between the Company and Evolving Systems exist (or are likely to exist).

•	On April 3, 2017, TAR Holdings, and Mrs. Singer as sole member of TAR Holdings, filed a Schedule 13D (the “TAR Holdings 13D”). In the TAR Holdings 13D, TAR Holdings and Mrs. Singer stated that (i) they beneficially owned 2,100,718 shares of Common Stock (representing 10.2% of the outstanding shares of Common Stock), (ii) they were disappointed with the Company’s poor operational and financial results and believe that the Company’s securities may be undervalued, (iii) they believed that the purported adoption by the Company of the Purported Amended Bylaws appears to be improper and inappropriate, and (iv) they intended to seek representation on the Board (and, to such end, had engaged a proxy solicitor in connection therewith).

•	On April 4, 2017, the Company filed a Form 8-K in which the Company disclosed that, on April 3, 2017, the same date as the filing of the TAR Holdings 13D, the Company purportedly adopted a certain Section 382 Tax Benefits Preservation Plan (the “Purported Poison Pill”), allegedly to protect the Company’s net operating losses. Pursuant to the Poison Pill, the Board declared a dividend of one preferred share purchase right for each outstanding share of the Company’s Common Stock, distributable under the terms of the Poison Pill to stockholders of record as of the close of business on April 14, 2017.

3

•	On April 7, 2017, in accordance with the provisions of the Purported Amended Bylaws, TAR Holdings delivered a notice to the Company (the “TAR Holdings Nominating Notice”) providing notice of the intent of TAR Holdings to nominate Wayne Barr, Jr., Richard Ramlall and Steven G. Singer for election to the Board, and replace three (3) out of the five (5) current members of the Board at the Annual Meeting. In the TAR Holdings Nominating Notice, among other things, TAR Holdings and Mrs. Singer confirmed that they were not members of a “group” for purposes of Section 13 of the Exchange Act with any stockholders of the Company, including, without limitation, the members of the Baksa Group.

•	On April 7, 2017, each of the Nominees executed and delivered to TAR Holdings written consents agreeing to be named as nominees for election to the Board at the Annual Meeting, and consenting to serve on the Board if elected.

•	On April 7, 2017, the Baksa Group filed two amendments to the Baksa Group 13D in which it disclosed that, on April 7, 2017, the Baksa Group had delivered a notice to the Company providing notice of the intent of the Baksa Group to nominate five (5) directors for election to the Board.

•	On April 10, 2017, the Company sent TAR Holdings and Mrs. Singer a letter acknowledging that the Company received the TAR Holdings Nominating Notice.

•	On April 10, 2017, TAR Holdings and Mrs. Singer filed amendment No. 1 to the Schedule 13D dated April 3, 2017 with the SEC to (i) report ownership of 2,100,718 shares of the Company’s common stock, representing approximately 10.2% of the outstanding shares of Common Stock, (ii) disclose that TAR Holdings had delivered the TAR Holdings Nominating Notice to the Company providing notice of the intent of TAR Holdings to nominate the Nominees for election to the Board, (iii) disclose that TAR Holdings intended to request a waiver of the Purported Poison Pill in order to purchase up to 19.9% of the Company’s common stock, and (iv) disclose that TAR Holdings planned on voting against ratification of the Purported Poison Pill at the Annual Meeting.

•	In April 2017, following the purported adoption of the Purported Poison Pill by the Board, TAR Holdings (i) asked, as is customary, for the Board and Company management to provide a current and accurate analysis of the potential for an ownership change under Section 382 of the Internal Revenue Code (so that TAR Holdings could assess whether the stated rationale for the purported adoption of the Purported Poison Pill was reasonable and necessary) and (ii), due to TAR Holdings’ and Mrs. Singer’s previously stated belief that securities of the Company were undervalued, asked the Board to waive the provisions of the Purported Poison Pill to permit TAR Holdings to acquire additional shares of Common Stock.

•	To date, the Company has not responded to TAR Holdings’ requests.

•	On April 12, 2017, the Baksa Group filed a Preliminary Consent Solicitation Statement with the SEC.

•	On April 13, 2017, the Baksa Group filed amendment No. 3 to the Schedule 13D dated March 17, 2017 with the SEC to report that the Baksa Group had filed a Preliminary Consent Solicitation Statement with the SEC and to describe the proposals contained therein.

•	On April 17, 2017, the Company filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2016. The Annual Report disclosed, among other indicators of poor performance, that the Company incurred a consolidated net loss of $3.3 million from continuing operations for the fiscal year ended December 31, 2016, and consolidated net losses for all prior periods that has resulted in the Company having an accumulated deficit of $140.8 million as of December 31, 2016, and that the Company has not achieved profitability on an annual basis.

•	On April 18, 2017, the Board appointed Lowell W. Robinson to the Board and determined to recommend him to stand for re-election at the 2017 Annual Meeting. With the appointment of Mr. Robinson as an independent director, the size of the Board was temporarily increased to six (6) directors, although the Company also announced that the Board will automatically revert back to five (5) directors following the certification of the stockholder vote at the Annual Meeting.

4

•	On April 18, 2017, the Board apparently met and determined that Mr. Rosenthal would not be included in its slate of candidates nominated for election at the Annual Meeting. Further, at this meeting, the Board also apparently determined that it no longer deemed Mr. Rosenthal as an independent director for purposes of the NASDAQ listing standards and, accordingly, Mr. Rosenthal was removed from the Audit, Compensation and Governance and Nominating Committees of the Board.

•	On April 18, 2017, TAR Holdings sent to the Company a demand letter pursuant to Section 220 of the Delaware General Corporation Law (the “DGCL”), as amended (the “Demand Letter”), in which TAR Holdings demanded the right to inspect and make copies of various stockholder records and related documents described in the Demand Letter for the purpose of conducting this proxy contest.

•	On April 20, 2017, the Company sent a letter to TAR Holdings asking, among other things, that Mrs. Singer submit a sworn affidavit to the Company swearing to various matters in connection with TAR Holdings’ submission of the TAR Holdings Nominating Notice (the “April 20 Letter”), despite no such requirement of providing a sworn affidavit appearing in the Purported Amended Bylaws.

•	On April 21, 2017, the Baksa Group filed amendment No. 1 to the Baksa Group Preliminary Consent Solicitation Statement dated April 12, 2017 with the SEC.

•	On April 25, 2017, the Company issued a press release to announce the promotion of Jon Lowen, Executive Vice President of Operations and Product Development, to Chief Operating Officer of the Company.

•	On April 25, 2017, the Company issued a press release purportedly to comment on amendment No. 1 to the Baksa Group Preliminary Consent Solicitation Statement in which TAR Holdings believes the Company made various inaccurate, unfounded and irrelevant statements with respect to TAR Holdings and Mrs. Singer, including that there are “extensive and undisclosed ties” between TAR Holdings and Mrs. Singer, on the one hand, and Stephen Baksa and Thomas Candelaria, on the other hand.

•	On April 25, 2017, the Company responded to the Demand Letter and conditioned their provision of various stockholder records and related documents described in the Demand Letter on the execution of a form of confidentiality agreement, which contained various terms that TAR Holdings believes are non-market and unreasonable.

•	On April 26, 2017, the Baksa Group filed amendment No. 2 to the Baksa Group Preliminary Consent Solicitation Statement dated April 12, 2017 with the SEC.

•	On April 28, 2017, TAR Holdings and Mrs. Singer filed amendment No. 2 to the Schedule 13D dated April 3, 2017 with the SEC. Such Schedule 13D Amendment No. 2 disclosed that, on April 28, 2017, a letter was sent on behalf of TAR Holdings and Mrs. Singer (the “April 28 Letter”), to the Company’s legal counsel, Morgan, Lewis & Bockius LLP, in response to (i) the April 20 Letter, and (ii) the Company’s press release, dated April 25, 2017. Among other things, the April 28 Letter requested that the Board waive the application of the terms of the NOL Rights Plan and Section 203 (“Section 203”) of the DGCL to facilitate the purchase of up to 19.9% of the Company’s common stock by TAR Holdings or Karen Singer. In the April 28 Letter, TAR Holdings also indicated its belief that the Company’s request for Mrs. Singer to execute an affidavit to the Company was both (a) unnecessary (as TAR Holdings and Mrs. Singer had already previously complied with the Purported Amended Bylaws in connection with the information submitted in the TAR Holdings Nominating Notice, including, among other things, confirming that Mrs. Singer and TAR Holdings had not formed a “group” for purposes of Rule 13d-5 of the Exchange Act with any other stockholder, including, but not limited to, the members of the Baksa Group), and (b) not required by the terms of the Purported Amended Bylaws.

•	On April 28, 2017, the Baksa Group filed amendment No. 3 to the Baksa Group Preliminary Consent Solicitation Statement dated April 12, 2017 with the SEC.

•	On April 28, 2017, the Company filed a revised preliminary Consent Revocation Statement with the SEC.

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•	On May 1, 2017, the Company issued a press release wherein it commented on TAR Holdings’ and Mrs. Singer’s Schedule 13D Amendment No. 2 filed with the SEC on April 28, 2017, and the letter dated concurrently that was attached as Exhibit 99.2 thereto.

•	On May 1, 2017, the Baksa Group filed Amendment No. 4 to the Schedule 13D dated March 17, 2017 with the SEC to attach the Baksa April 28 Letter as an exhibit to the Schedule 13D.

•	On May 1, 2017, the Company filed a revised preliminary Consent Revocation Statement with the SEC.

•	On May 1, 2017, the Baksa Group filed amendment No. 4 to the Baksa Group Preliminary Consent Solicitation Statement dated April 12, 2017 with the SEC.

•	On May 1, 2017, the Company responded to the Demand Letter and conditioned their provision of various stockholder records and related documents described in the Demand Letter on the execution of a form of confidentiality agreement which contained various terms that TAR Holdings believes are non-market and unreasonable.

•	On May 2, 2017, the Baksa Group filed the definitive Baksa Group consent solicitation statement with the SEC (the “Definitive Baksa Consent Statement”).

•	On May 2, 2017, counsel to Mr. Baksa sent a letter stating, on behalf of the Baksa Group, that (i) none of Mrs. Singer nor TAR Holdings were part of a “group”, within the meaning of Section 13 of the Exchange Act, with Mr. Baksa, Mr. Candelaria or the Baksa Nominees, and (ii) none of Mrs. Singer, Mr. Julian Singer and TAR Holdings are “participants” within the meaning of Instruction 3(a) to Items 4 and 5 of Schedule 14A with respect to the Definitive Baksa Consent Statement.

•	On May 2, 2017, the Company filed a definitive consent revocation statement with the SEC (the “Definitive Consent Revocation Statement”).

•	On May 3, 2017, the Company issued a press release announcing its financial results for its first fiscal quarter ended March 31, 2017. On May 4, 2017, the Company filed a Form 8-K with the SEC containing a transcript of the Company’s Q1 2017 earnings call, which noted among other things, that the Company incurred a loss from continuing operations of $3.1 million, or $0.15 per share for Q1 of 2017, as compared to a loss of $1.8 million, or $0.11 per share for Q1 of 2016.

•	On May 3 and May 4, 2017, the Company issued two press releases and letters (together, the “Fight Letters”) in connection with its mailing of the Definitive Consent Revocation Statement to the Company’s stockholders. The Fight Letters and the Definitive Consent Revocation Statement purported to respond to the Definitive Baksa Consent Statement, filed on May 2, 2017, by the Baksa Group, in which the Baksa Group seeks, among other things, to replace the current members of the Board with a new slate of directors proposed by the Baksa Group. The Fight Letters and the Definitive Consent Revocation Statement made numerous spurious and defamatory allegations regarding Mrs. Singer, the sole member of TAR Holdings, and members of her family. Such inaccurate allegations include that (i) TAR Holdings and Mrs. Singer are acting in concert (or are members of a “group” for purposes of Section 13(d) of the Exchange Act) with the Baksa Group, and (ii) there exists an “undisclosed” agenda relating to an acquisition of the Company by Evolving Systems for the benefit of Mrs. Singer and her family.

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•	On May 4, 2017, Evolving Systems issued a press release in which, Evolving Systems stated, among other things:

The Company today states unequivocally that it has no current or reasonably foreseeable agenda or intent to acquire SITO. The Company further disclosed that while there was initially interest in potentially entering into select business arrangements with SITO, it has moved forward with other partners. As a result, Evolving Systems sees no synergies between the companies that would benefit Evolving Systems and its stakeholders, and has no intent to pursue any business dealings at this time.

To further clarify comments made by SITO in its SEC filings and public statements, Thomas Thekkethala, in his role as Chief Executive Officer of Evolving Systems, had a routine meeting with members of SITO's management on March 31, 2017. This meeting was for preliminary high-level discussions about potential marketing and sales synergies between Evolving Systems and SITO. Although Evolving Systems remains open to considering potential ways in which Evolving Systems and SITO might do business in the future, Evolving Systems has no plans, intentions or proposals to enter into business arrangements, nor does it have any intent or interest to acquire SITO Mobile.

Mr. Matthew Stecker, who currently serves as chairman for Evolving Systems, and Mr. Thekkethala, who also serves as a board member, have been nominated to stand for election to SITO's board of directors. Both Mr. Stecker and Mr. Thekkethala place great emphasis on strong corporate governance. If elected by SITO shareholders to serve as directors, they intend to uphold their fiduciary responsibilities, while working with management and the board in a cooperative manner to support the development and execution of SITO's business plan with the primary goal, to unlock and sustain shareholder value. They were selected to stand for election because of their respective backgrounds in enterprise software, telecommunications and mobile advertising, as well as their public company and board experience. Both Mr. Stecker and Mr. Thekkethala, along with all directors and executives of Evolving Systems, remain focused on executing their own business plan and driving long-term sustainable value for Evolving Systems customers, partners, employees and shareholders.

•	On May 5, 2017, TAR Holdings and Mrs. Singer filed amendment No. 3 to the Schedule 13D dated April 3, 2017 with the SEC. Such Schedule 13D Amendment No. 3 disclosed that on May 5, 2017, a letter (attached as Exhibit 99.3 to the Statement, the “May 5 Letter”) was sent on behalf of TAR Holdings to the Board of the Company stating, among other things, that neither TAR Holdings nor Mrs. Singer (nor any of their respective representatives) has any affiliation with the Baksa Group or connection to the Baksa Group consent solicitation, and moreover, that neither TAR Holdings nor Mrs. Singer has any agreement or arrangement with the Baksa Group (as a member of a “group” under the Exchange Act or otherwise) or is a “participant” with respect to the Definitive Baksa Consent Statement. The May 5 Letter also clarified that TAR Holdings’ request that the Board waive the terms of the Purported Poison Pill to permit TAR Holdings to acquire up to 19.9% of the common stock of the Company is in no way intended to facilitate an acquisition of the Company by Evolving Systems, and that TAR Holdings and Mrs. Singer believe that the shares of common stock of the Company are undervalued and that, if the current members of the Company’s Board and management are replaced with competent fiduciaries, shareholder value will be significantly increased.

•	On May 5, 2017, TAR Holdings sent a letter to the Company along with a revised form of confidentiality agreement with market terms in connection with TAR Holdings demand pursuant to Section 220 of the DGCL.

•	On May 8, 2017, the Company filed its preliminary proxy statement with the SEC (the “Proxy Statement”). As with its prior filings in connection with the Definitive Baksa Consent Statement, TAR Holdings believes that the Proxy Statement contains numerous inaccurate and misleading allegations regarding Mrs. Singer, TAR Holdings and members of Mrs. Singer’s family. Such inaccurate allegations include that (i) TAR Holdings and Mrs. Singer are acting in concert (or are members of a “group” for purposes of Section 13(d) of the Exchange Act) with the Baksa Group, and (ii) there exists an “undisclosed” agenda relating to an acquisition of the Company by Evolving Systems for the benefit of Mrs. Singer and her family.

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•	On May 9, 2017, the Company sent a letter to TAR Holdings containing a revised form of confidentiality agreement in response to the Demand Letter, which confidentiality agreement again contained non-market and unreasonable terms.

•	On May 10, 2017, counsel for TAR Holdings sent a revised form of confidentiality agreement to counsel to the Company, in which TAR Holdings, in an attempt to finally move this matter along, agreed to virtually all of the terms proposed by the Company (even those that TAR Holdings believes are non-market and unreasonable).

•	On May 12, 2017, the Company filed two (2) letters addressed to Company stockholders in connection with the Definitive Baksa Consent Statement, in which the Company again made inaccurate and misleading statements regarding Mrs. Singer’s family, in particular, that “Mr. Baksa is [a] disgruntled former director, with a history of collaborating with members of the family of Gary A. Singer on activist matters in the past.” Neither Mrs. Singer nor any member of Mrs. Singer’s family has had any collaborations in the past with Mr. Baksa.

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REASONS FOR THE SOLICITATION

We are soliciting your support to elect our Nominees at the Annual Meeting. We believe that our Nominees would bring significant and relevant experience and a fresh perspective to the current Board.

We Are Concerned With the Lack of Sufficient Stock Ownership by the Current Board Members and the Resulting Misalignment of Interests with the Company’s Stockholders

We believe the Board’s ineffectiveness in enhancing stockholder value is in large part due to the misalignment of interests that exists between the directors and the Company’s owners, its stockholders. Significantly, the Company’s disclosures indicate that the current directors collectively beneficially own just over 4% of the Common Stock. In contrast, TAR Holdings is the largest holder of Common Stock. We believe that the Board’s collective lack of a vested interest in the shares of the Company causes the Board to act without the proper long-term focus and “owner’s mentality,” and has contributed significantly to poor decisions that have negatively impacted stockholder value. In addition, the decision by the Board not to purchase a significant ownership stake in the Company clearly evidences the Board’s lack of confidence in the Board’s ability to oversee the Company and its performance.

We Are Concerned about the Rampant Waste of Company Resources and Poor Judgment that has Continued under the Current Board

We believe that the Board has squandered and failed to protect precious Company resources. Under the current Board’s watch, over the last two (2) years, the former CEO and CFO/COO of the Company allegedly misappropriated more than approximately $300,000 of Company funds . Such alleged misappropriation (i) led to resignations by such members of management during February and March 2017 (and the appointment by the Board of an “interim CEO” and “interim CFO” to replace them) and (ii) led to a forensic audit by the Company that cost the Company more than $515,000. If such misappropriation occurred during the Board’s tenure, TAR Holdings believes that such misappropriation clearly shows the ineptitude of, and lack of effective oversight by, the current Board.

In addition to the Board’s role in failing to prevent such alleged misappropriation, TAR Holdings believes that the Board has wasted (and has publicly stated that it expects to continue to waste) significant Company funds in an attempt to entrench themselves without regard to the interests of the Company’s true owners, its stockholders.

Among other things, after stockholders with a significant ownership stake in the Company filed a Schedule 13D indicating that they believed that change needed to be made at the Board level to increase stockholder value, the Board promptly (i) purported to adopt the Purported Amended Bylaws which, among other things, make it significantly more burdensome for stockholders to nominate directors and make shareholder proposals, (ii) scheduled the date of the 2017 Annual Meeting so as to provide the least amount of time for shareholders to submit Board nomination notices to the Company, (iii) purportedly adopted the Purported Poison Pill which could allow the Board to prevent stockholders from showing their confidence in the Company and its prospects by making meaningful acquisitions of Common Stock (and without providing any detailed analysis or rationale for its purported adoption when requested by the largest stockholder of the Company), and (iv) entered into indemnification agreements with the Company which provide for the Company (and its true owners, the stockholders) to indemnify or reimburse the Board for its entrenchment activities.

The Company has disclosed that, to date, the Board has caused the Company to spend approximately $400,000 in connection with such efforts and the Company expects to spend more than $800,000 total in connection therewith (including in connection with this proxy contest).

As further evidence of its apparent disregard for Company resources and poor judgment, the Board replaced the former CFO with Lawrence Firestone, an executive with a concerning and recent history of managing companies, and have directed the Company to pay Mr. Firestone $50,000 a month (or $600,000 annually) to serve as a “part-time” interim CFO. In July 2013, Mr. Firestone was allegedly terminated for cause by Qualstar Corporation (“Qualstar”) from his position as Chief Executive Officer of Qualstar. Following Mr. Firestone’s alleged termination for cause, Qualstar (i) sued Mr. Firestone for alleged breach of fiduciary duty, breach of loyalty, breach of duty of care, and the commission of corporate waste, and (ii) sought to enjoin the payment of Mr. Firestone’s severance package as a result of such breaches. Moreover, it appears that Mr. Firestone is employed full time as the President and Chief Executive Officer of FirePower Technology, Inc. (which is located in California) and, therefore, only working “part-time” for the Company.

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The Company Has Continued to Underperform under the Current Board

The current Board has presided over prolonged underperformance by the Company. Specifically, the Company incurred a consolidated net loss of $3.3 million from continuing operations for the fiscal year ended December 31, 2016, and consolidated net losses for all prior periods that has resulted in the Company having an accumulated deficit of $140.8 million as of December 31, 2016. The Company has also has not achieved profitability on an annual basis. More recently, the Company disclosed that it incurred a loss from continuing operations of $3.1 million, or $0.15 per share for Q1 of 2017, as compared to a loss of $1.8 million, or $0.11 per share for Q1 of 2016. We believe that this ongoing underperformance indicates that it is time for a change at the Company.

The Current Board Lacks the Necessary Qualifications to Run a Business in the Mobile Advertising Sector

We believe that the current Board has not demonstrated its competence to manage a mobile advertising business, let alone increase stockholder value in this competitive industry. Our Nominees, on the other hand, have the relevant practical experience and expertise to help the Company maximize value for the interests of stockholders. Among other things, Richard Ramlall and Wayne Barr, Jr., two (2) of our nominees, have extensive and recent experience in the telecommunications sectors. Among other things, Mr. Ramlall has served as (i) Senior Regulatory Adviser and Senior Vice President, Corporate Development and Chief Communications Officer of Primus Telecommunications Group, Incorporated, a leading provider of advanced communication solutions, including broadband Internet, traditional and IP voice, data, mobile services, collocation, hosting, and outsourced managed services to business and residential customers in the United States, Canada and Australia, and (ii) Senior Vice President, Strategic External Affairs and Programming at RCN Corporation, a leading broadband provider of video, data, and voice services to residential, business and commercial/carrier customers. Mr. Barr has served as (i) the principal of Oakleaf Consulting Group LLC, a management consulting firm focusing on technology and telecommunications companies, and (ii) served on the board of directors of Leap Wireless International and NEON Communications Group Inc. (formerly Globix Corporation). Likewise, Steven G. Singer has had a high-impact career, driving operating efficiencies and financially restructuring underperforming companies in a wide range of industries, including: high-security financial and identity transactions and documents, data storage and retrieval, complex web hosting and managed services, cable TV, beverages, energy, textiles, plastics, telecom, pharmaceuticals and other medical devices and products.

We believe that our Nominees, Wayne Barr, Jr., Richard Ramlall and Steven G. Singer offer the depth of experience and fresh perspective necessary for the Company to move forward from its recent financial and reputational troubles, and toward a corporate culture and financial value that best reflects the trust and investment of its stockholders.

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ELECTION OF DIRECTORS
(Item 1 of Notice)

The Board is currently composed of six (6) directors whose terms expire at the Annual Meeting. We are seeking your support at the Annual Meeting to elect our three (3) Nominees, Wayne Barr, Jr., Richard R. Ramlall and Steven G. Singer. Your vote to elect the Nominees will have the legal effect of replacing three (3) incumbent directors of the Company with the Nominees.

According to the Company’s proxy statement, the Company intends to nominate five (5) candidates for election to the Board. Therefore, we are “rounding out” our slate of three Nominees by permitting shareholders to also vote for Richard O’Connell, Jr., and Joseph A. Beatty, whom the Company has stated it intends to nominate, by voting on the [ __ ] proxy card.

We do not expect that any of the Nominees will be unable to stand for election, but in the event that a vacancy in the slate of Nominees should occur unexpectedly because a Nominee is unable to serve or for good cause will not serve, the shares of Common Stock represented by the [ __ ] proxy card will be voted for a substitute candidate selected by us, to the extent permissible. We specifically reserve the right to nominate additional persons, to the extent permissible, including in the event that the Company increases the size of the Board above its existing size or makes changes to its Board by nominating individuals that are not presently serving as Directors. If we decide to add nominees, we will file an amendment to this proxy statement.

THE NOMINEES

The following information sets forth the name, age, business address, present principal occupation, and employment and material occupations, positions, offices, or employments for the past five years of each of the Nominees. The specific experience, qualifications, attributes and skills that led us to conclude that the Nominees should serve as directors of the Company is set forth above in the section entitled “Reasons For The Solicitation.” This information has been furnished to us by the Nominees. The Nominees are citizens of the United States of America.

Wayne Barr, Jr., age 53, is managing director of Alliance Group of NC, LLC, a full service real estate firm providing brokerage, planning and consulting services throughout North Carolina to a wide variety of stakeholders including landowners, developers, builders and investors, a position he has held since January 2013. Mr. Barr is also the principal of Oakleaf Consulting Group LLC, a management consulting firm focusing on technology and telecommunications companies, which he founded in 2001. Mr. Barr also co-founded and was President from 2003 to 2008 of Capital & Technology Advisors, a management consulting and restructuring firm. Mr. Barr has served as a director of HC2 Holdings, Inc., since January 2014, where he served as chair of the audit committee from January 2014 until June 2016. Mr. Barr has previously served on the boards of directors of Anacomp, Leap Wireless International and NEON Communications Group Inc. (formerly Globix Corporation). Mr. Barr received his J.D. from Albany Law School of Union University and is admitted to practice law in New York State. He is also a licensed real estate broker in the state of North Carolina.

TAR Holdings selected Mr. Barr as a Nominee because he brings a wide range of experience serving as an executive, including serving as a director of other publicly traded companies. Mr. Barr also has knowledge regarding, and experience with, accounting matters.

Richard R. Ramlall, age 61, is Vice President, Investor and Public Relations of Internap Corp. and provides investor relations, business planning and public relations services. Prior to such role, Mr. Ramlall was President of Ramlall Partners LLC, and provided investor relations, financial and regulatory due diligence and compliance, business development, strategic planning, and public relations consulting to public and private organizations. He also was selected to the 2014-2016 Advisory Board of the Washington Wizards NBA Franchise. Mr. Ramlall has served as a director of Evolving Systems, Inc. since March 2008, where he also served on the compensation and governance committees, and also served as the acting CFO of a private firm, Kika Holdings, from March 2014 to December 2015, and as Senior Regulatory Adviser for Primus Telecommunications Group, Incorporated (“Primus”), a leading provider of advanced communication solutions, including broadband Internet, traditional and IP voice, data, mobile services, collocation, hosting, and outsourced managed services to business and residential customers in the United States, Canada and Australia. Prior to his Senior Regulatory Adviser position with Primus, from November 2010 to August 2013, he served as Senior Vice President, Corporate Development and Chief Communications Officer of Primus. From March 2005 to August 2010, he served as Senior Vice President, Strategic External Affairs and Programming at RCN Corporation, a leading broadband provider of video, data, and voice services to residential, business and commercial/carrier customers. Mr. Ramlall formerly served on the Alzheimer’s Association—National Capital Area Board of Directors from 2008-2012 and as a director on the boards of a number of private company. Mr. Ramlall holds an M.G.A. (Technology Management) and a B.S. in Business Administration from the University of Maryland.

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TAR Holdings selected Mr. Ramlall as a Nominee because of his years of experience serving as an executive, including operational, corporate development and mergers and acquisitions experience, as well as his service as a director of other publicly traded companies. Mr. Ramlall also has knowledge regarding, and experience with, investor relations and compliance and the cable industry.

Steven G. Singer, age 56, has had a high-impact career, driving operating efficiencies and financially restructuring underperforming companies in a wide range of industries, including: high-security financial and identity transactions and documents, data storage and retrieval, complex web hosting and managed services, cable TV, beverages, energy, textiles, plastics, telecom, pharmaceuticals and other medical devices and products. Mr. Singer has a highly creative strategic mindset, underpinned by strong academic credentials – BA (Summa Cum Laude), University of Pennsylvania, Juris Doctor, Harvard Law School. Mr. Singer is reasonably conversant in Spanish and Portuguese. He has extensive international experience – having managed operating businesses and completed complex transactions in over 15 countries. He is also a frequent keynote/featured speaker at industry events.

Most recently, as Chairman and CEO of American Banknote Corporation, Mr. Singer gained extensive experience in mobile transactions in the telephony, payment and identity space. At American Banknote, Mr. Singer inherited a parent company in bankruptcy, in default of its debt covenants, with rapidly declining revenues, and in turmoil following a drastic devaluation in the Brazilian Real against the U.S. Dollar, which effectively halved revenues from its largest operating unit. Moreover, the company’s second largest business unit, in Australia, was also in bank default with total debt nearly 10 times EBITDA, its American subsidiary was suffering from a sharp decline in sales of its principal legacy product line, and its European unit lacked competitive scale.

•	Mr. Singer transformed the company into a technology-driven global leader in the development, enrollment, issuance and maintenance of secure transactions, documents and mobile solutions for identity, payment, health care and transit – virtually debt free, with sales approaching $300 million, high profits and strongly positive cash flow;

•	Mr. Singer sold a European subsidiary for 18 times earnings and renegotiated Australian debt with offshore banking syndicate;

•	Mr. Singer floated the Brazilian subsidiary on the Brazilian stock market; and

•	Mr. Singer acquired and rapidly grew a business in China, to ensure lowest-cost production.

Earlier, as member of an investment group, Mr. Singer acquired stakes in multiple underperforming companies, taking an active role in setting strategy, driving operational improvement and restructuring finances – driving significant shareholder returns.

TAR Holdings selected Mr. Singer as a Nominee because he brings a wide range of experience in a variety of industries, including serving as a Chairman and CEO. In addition, as CEO of American Banknote, Mr. Singer gained extensive experience in mobile transactions in the telephony, payment and identity space.

As of the date hereof, Messrs. Barr, Ramlall and Singer do not own any Shares.

TAR Holdings has signed letter agreements with each of Messrs. Barr, Ramlall and Singer, pursuant to which TAR Holdings has agreed to indemnify each of Messrs. Barr, Ramlall and Singer against claims arising from the solicitation of proxies from the Company’s stockholders in connection with the Annual Meeting and any related transactions.

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Other than as stated herein, there are no arrangements or understandings between members of the TAR Holdings Group and any of the Nominees or any other person or persons pursuant to which the nomination of the Nominees described herein is to be made, other than the consent by each of the Nominees to be named in this Proxy Statement and to serve as a director of the Company if elected as such at the Annual Meeting. None of the Nominees is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries in any material pending legal proceedings.

Each Nominee presently is, and if elected as a director of the Company, each of the Nominees would be, an “independent director” within the meaning of (i) applicable NASDAQ Market listing standards applicable to board composition, and (ii) Section 301 of the Sarbanes-Oxley Act of 2002. No Nominee is a member of the Company’s compensation, nominating or audit committee that is not independent under any such committee’s applicable independence standards. Other than as disclosed herein, there are no agreements or arrangements between TAR Holdings and any of the Nominees that would require disclosure pursuant to NASDAQ Rule 5250(b)(3).

We do not expect that the Nominees will be unable to stand for election, but, in the event any Nominee is unable to serve or for good cause will not serve, the Shares represented by the enclosed [ __ ] proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under the Bylaws of the Company (the “Bylaws”) and applicable law. In addition, we reserve the right to nominate substitute person(s) if the Company makes or announces any changes to its Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any Nominee, to the extent this is not prohibited under the Bylaws and applicable law. In any such case, Shares represented by the enclosed [ __ ] proxy card will be voted for such substitute nominee(s). We reserve the right to nominate additional person(s), to the extent this is not prohibited under the Bylaws and applicable law, if the Company increases the size of the Board above its existing size or increases the number of directors whose terms expire at the Annual Meeting. Additional nominations made pursuant to the preceding sentence are without prejudice to the position of the TAR Holdings Group that any attempt to increase the size of the current Board constitutes an unlawful manipulation of the Company’s corporate machinery.

YOU ARE URGED TO VOTE “FOR” THE ELECTION OF THE NOMINEES ON THE ENCLOSED [ __ ] PROXY CARD.

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Advisory Vote on Executive Compensation
(Item 2 of Notice)

As discussed in further detail in the Company’s proxy statement, the Company is providing stockholders with the opportunity to vote to approve, in a non-binding, advisory vote, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement under the heading “Compensation Discussion and Analysis,” the Summary Compensation Table and the related compensation tables, notes and narratives in the Company’s proxy statement. The Company is asking stockholders to vote for the following resolution:

“RESOLVED, that the stockholders of SITO Mobile, Ltd. approve all of the compensation of the Company’s executive officers who are named in the Summary Compensation Table of the Company’s Proxy Statement for its 2017 Annual Meeting, as such compensation is disclosed in the Company’s Proxy Statement for its Annual Meeting pursuant to Item 402 of Regulation S-K, which disclosure includes the Proxy Statement’s Summary Compensation Table and other executive compensation tables and related narrative disclosures.”

According to the Company’s proxy statement, although the vote is advisory and non-binding, the Board and the Compensation Committee of the Board will consider the voting results when making future decisions regarding compensation of the Company’s named executive officers.

YOU ARE URGED TO VOTE “AGAINST” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

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RATIFICATION OF THE SECTION 382 TAX BENEFITS PRESERVATION PLAN
(Item 3 of Notice)

As discussed in further detail in the Company’s proxy statement, the Company is providing stockholders with the opportunity to vote to approve, in a non-binding, advisory vote, the adoption by the Board of the Section 382 Tax Benefits Preservation Plan in the form of a Section 382 Rights Agreement (the “Purported Poison Pill), dated as of April 3, 2017, by and between the Company and Continental Stock Transfer & Trust Company, a copy of which was attached as Exhibit 4.1 to the Form 8-K filed by the Company with the SEC on April 4, 2017. The Company is asking stockholders to vote “FOR” the ratification of the Purported Poison Pill.

According to the Company’s proxy statement, although the vote is advisory and non-binding, the Board “has determined to request stockholder ratification of the adoption of the [Purported Poison Pill] to determine the viewpoint of stockholders on the advisability of the [Purported Poison Pill] and as a matter of good corporate governance.”

YOU ARE URGED TO VOTE “AGAINST” THE RATIFICATION OF THE PURPORTED POISON PILL ON THE ENCLOSED [ __ ] PROXY CARD.

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VOTING AND PROXY PROCEDURES

Only stockholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting. Stockholders who sell Shares before the Record Date (or acquire them without voting rights after the Record Date) may not vote such Shares. Stockholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such Shares after the Record Date. Based on publicly available information, the TAR Holdings Group believes that the only outstanding class of securities of the Company entitled to vote at the Annual Meeting is the Common Stock.

Shares represented by properly executed [ __ ] proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the election of the Nominees to the Board, FOR Richard O’Connell, Jr., and Joseph A. Beatty, who have been nominated by the Company, AGAINST the advisory vote to approve the compensation of the Company’s named executive officers, AGAINST the advisory vote to approve the Purported Pill, and in the discretion of the persons named as proxies on all other matters as may properly come before the Annual Meeting.

This Proxy Statement is soliciting proxies to elect not only our three (3) Nominees, but also Richard O’Connell, Jr., and Joseph A. Beatty, who have been nominated by the Company. This gives stockholders who wish to vote for our three Nominees and such other persons the ability to do so. Under applicable proxy rules we are required either to solicit proxies only for our three Nominees, which could result in limiting the ability of stockholders to fully exercise their voting rights with respect to the Company’s nominees, or to solicit for our three (3) Nominees and for fewer than all of the Company’s nominees, which enables a stockholder who desires to vote for our three (3) Nominees to also vote for those of the Company’s nominees for whom we are soliciting proxies. The names, backgrounds and qualifications of the Company’s nominees, and other information about them, can be found in the Company’s proxy statement. There is no assurance that any of the Company’s nominees will serve as directors if our Nominees are elected.

QUORUM; VOTING & PROXIES; ACTION AT MEETING; BROKER NON-VOTES; DISCRETIONARY VOTING

Pursuant to Article I, Section 5, of the Purported Amended Bylaws, a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders. If less than a quorum is present at a meeting, the holders of voting stock representing a majority of the voting power present at the meeting or the presiding officer may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in Article I, Section 4, of the Purported Amended Bylaws. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Pursuant to Article I, Section 6, of the Purported Amended Bylaws, Stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the stock ledger of the Corporation, unless otherwise provided by applicable law or by the Company’s Certificate of Incorporation. Stockholders may vote either (i) in person, (ii) by written proxy or (iii) by a transmission permitted by § 212(c) of the Delaware General Corporation Law (the “DGCL”). Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission permitted by § 212(c) of the DGCL may be substituted for or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. Proxies shall be filed in accordance with the procedures established for the meeting of stockholders. Except as otherwise limited therein or as otherwise provided by applicable law, proxies authorizing a person to vote at a specific meeting shall entitle the persons authorized thereby to vote at any adjournment of such meeting, but they shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by or on behalf of any one of them unless at or prior to the exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them.

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Pursuant to Article I, Section 7, of the Purported Amended Bylaws, when a quorum is present at any meeting of stockholders, any matter before any such meeting (other than an election of a director or directors) shall be decided by a majority of the votes properly cast for and against such matter, except where a larger vote is required by applicable law, by the Certificate of Incorporation or by the Purported Amended Bylaws. Any election of directors by stockholders shall be determined by a plurality of the votes properly cast on the election of directors. The Company shall not directly or indirectly vote any shares of its own stock; provided, however, that the Company may vote shares which it holds in a fiduciary capacity to the extent permitted by applicable law.

Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Shares represented by “broker non-votes” also are counted as present and entitled to vote for purposes of determining a quorum. However, if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a “broker non-vote”). Under applicable rules, your broker will not have discretionary authority to vote your shares at the Annual Meeting on any of the proposals.

If you are a stockholder of record, you must deliver your vote by mail, attend the Annual Meeting in person and vote, vote by Internet or vote by telephone in order to be counted in the determination of a quorum.

If you are a beneficial owner, your broker will vote your shares pursuant to your instructions, and those shares will count in the determination of a quorum. Brokers do not have discretionary authority to vote on any of the proposals at the Annual Meeting. Accordingly, unless you vote via proxy card or provide instructions to your broker, your shares of Common Stock will not be voted.

VOTES REQUIRED FOR APPROVAL

Election of Directors – The Company has adopted a plurality vote standard for non-contested and contested director elections. As a result of our nomination of the Nominees and nomination by the Baksa Group, the director election at the Annual Meeting will be contested, so the five (5) nominees for director receiving the highest vote totals will be elected as directors of the Company. With respect to the election of directors, only votes cast “FOR” a nominee will be counted. Proxy cards specifying that votes should be withheld with respect to one or more nominees will result in those nominees receiving fewer votes but will not count as a vote against the nominees. Neither an abstention nor a broker non-vote will count as a vote cast “FOR” or “AGAINST” a director nominee. Therefore, abstentions and broker non-votes will have no direct effect on the outcome of the election of directors

Advisory Vote on Executive Compensation – According to the Company’s proxy statement, although the vote is non-binding, assuming that a quorum is present, the advisory vote on executive compensation will be approved if a majority of the shares cast at the Annual Meeting vote in favor of the proposal. Abstentions and broker non-votes will have no effect on this proposal.

Advisory Vote on the Section 382 Tax Benefits Preservation Plan – According to the Company’s proxy statement, although the vote is non-binding, assuming that a quorum is present, the advisory vote on the Section 382 Tax Benefits Preservation Plan will be approved if a majority of the shares cast at the Annual Meeting vote in favor of the proposal. Abstentions and broker non-votes will have no effect on this proposal.

REVOCATION OF PROXIES

Stockholders of the Company may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation. The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy. The revocation may be delivered either to TAR Holdings in care of Kingsdale at the address set forth on the back cover of this Proxy Statement or to the Company at The Newport Corporate Center, 100 Town Square Place, Suite 204, Jersey City, NJ 07301, or any other address provided by the Company. Although a revocation is effective if delivered to the Company, we request that either the original or photostatic copies of all revocations be mailed to TAR Holdings in care of Kingsdale at the address set forth on the back cover of this Proxy Statement so that we will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the outstanding Shares. Additionally, Kingsdale may use this information to contact stockholders who have revoked their proxies in order to solicit later dated proxies for the election of the Nominees.

IF YOU WISH TO VOTE FOR THE ELECTION OF THE TAR HOLDINGS NOMINEES TO THE BOARD, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED [ __ ] PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

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SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by TAR Holdings. Proxies may be solicited by Internet, telephone, mail, facsimile, telegraph, in person and by advertisements.

TAR Holdings has entered into an agreement with Kingsdale for solicitation and strategic advisory services in connection with this solicitation, for which Kingsdale will receive a fee not to exceed $100,000, plus reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. Kingsdale will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. TAR Holdings has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the Shares they hold of record. TAR Holdings will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that Kingsdale will employ approximately [ __ ] persons to solicit stockholders for the Annual Meeting.

The entire expense of soliciting proxies is being borne by TAR Holdings. Costs of this solicitation of proxies are currently estimated to be approximately $[ __ ]. TAR Holdings estimates that through the date hereof its expenses in connection with this solicitation are approximately $[ __ ]. TAR Holdings intends to seek reimbursement from the Company of all expenses it incurs in connection with this solicitation. TAR Holdings does not intend to submit the question of such reimbursement to a vote of security holders of the Company.

ADDITIONAL PARTICIPANT INFORMATION

The Nominees and the members of the TAR Holdings Group are participants in this solicitation. The principal business of TAR Holdings is trading public and private securities for capital appreciation and assessing private transactions and financings. The principal occupation of Mrs. Singer is investing assets held in TAR Holdings and other entities. The principal occupation of Mr. Barr is as principal of Oakleaf Consulting Group LLC. The principal occupation of Mr. Ramlall is as Vice President, Investor and Public Relations of Internap Corp. The principal occupation of Mr. Singer is Senior Consultant to Remus Holdings LLC.

The address of the principal office of TAR Holdings and Mrs. Singer is 2200 Fletcher Avenue, Suite 501, Fort Lee, New Jersey 07024-5016. The address of the principal office of Mr. Barr is 7208 Falls of Neuse Road, Suite 101, Raleigh, NC 27615. The address of the principal office of Mr. Ramlall is 12120 Sunset Hills Drive, Suite 330, Reston VA 20190. The address of the principal office of Mr. Singer is 2200 Fletcher Avenue, Fort Lee, New Jersey 07024-5016.

As of the date hereof, TAR Holdings directly beneficially owned 2,100,718 Shares. Mrs. Singer, as sole member of TAR Holdings, may be deemed to indirectly beneficially own the 2,100,718 Shares directly beneficially owned by TAR Holdings. None of the Nominees owns any Shares or other securities of the Company.

Each participant in this solicitation disclaims beneficial ownership of the Shares he or it does not directly own. For information regarding purchases and sales of securities of the Company during the past two years by the participants in this solicitation, see Schedule I.

The shares of Common Stock were purchased by TAR Holdings with funds generated and held by TAR Holdings.

Except as otherwise set forth in this Proxy Statement (including the Exhibits hereto), (i) during the past 10 years, no participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no participant in this solicitation directly or indirectly beneficially owns any securities of the Company; (iii) no participant in this solicitation owns any securities of the Company which are owned of record but not beneficially; (iv) no participant in this solicitation has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any participant in this solicitation owns beneficially, directly or indirectly, any securities of the Company; (viii) no participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no participant in this solicitation or any of his or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company's last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no participant in this solicitation or any of his associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; (xi) no participant in this solicitation has a substantial interest, direct or indirect, by securities holdings or otherwise in any matter to be acted on at the Annual Meeting; (xii) no Nominee holds any positions or offices with the Company; (xiii) no Nominee has a family relationship with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer and (xiv) no companies or organizations, with which any of the Nominees has been employed in the past five years, is a parent, subsidiary or other affiliate of the Company.

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There are no material proceedings to which any participant in this solicitation or any of his or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. With respect to each of the Nominees, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past ten years.

OTHER MATTERS AND ADDITIONAL INFORMATION

The TAR Holdings Group is unaware of any other matters to be considered at the Annual Meeting. However, should other matters, which the TAR Holdings Group is not aware of a reasonable time before this solicitation, be brought before the Annual Meeting, the persons named as proxies on the enclosed [ __ ] proxy card will vote on such matters in their discretion.

STOCKHOLDER PROPOSALS

Pursuant to the provisions of the Purported Amended Bylaws, stockholders who intend to present proposals and director nominees at the Company’s 2018 annual meeting of stockholders (the “2018 Annual Meeting”), and who wish to have such proposals included in the Company’s proxy statement for the 2018 Annual Meeting, must be certain that such proposals are received by the Company’s Corporate Secretary at The Newport Corporate Center, 100 Town Square Place, Suite 204, Jersey City, NJ 07301, not later than [ __ ], 2018. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the Company’s proxy statement for the 2018 Annual Meeting.

Pursuant to the provisions of the Purported Amended Bylaws, for any proposal that is not submitted for inclusion in the Company’s proxy statement for the 2018 Annual Meeting, but is instead sought to be presented directly at the 2018 Annual Meeting, the Company must receive written notice of such proposal, such proposal must meet the requirements set forth in the Purported Amended Bylaws and must be delivered to, or mailed by first class United States mail, postage prepaid, and received by, the Secretary at the Company’s principal office no earlier than February 27, 2018 and no later than the close of business on March 29, 2018; provided, however, in the event the 2018 Annual Meeting is scheduled to be held on a date before May 28, 2018, or after August 26, 2018, then such advance notice must be received by the Company not later than the close of business on the later of (i) the ninetieth (90th) calendar day prior to the 2018 Annual Meeting and (ii) the 10th calendar day following the day on which the Company first makes public disclosure of the date of the 2018 Annual Meeting (or if that day is not a business day for the Company, on the next succeeding business day). Pursuant to the provisions of the Purported Amended Bylaws, notices of intention to present proposals at the 2018 Annual Meeting should be addressed to the Company’s Secretary, The Newport Corporate Center, 100 Town Square Place, Suite 204, Jersey City, NJ 07301.

The information set forth above regarding the procedures for submitting stockholder proposals for consideration at the 2018 Annual Meeting is based on information contained in the Company’s proxy statement. The incorporation of this information in this proxy statement should not be construed as an admission by TAR Holding that such procedures are legal, valid or binding.

19

INCORPORATION BY REFERENCE

WE HAVE OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS EXPECTED TO BE INCLUDED IN THE COMPANY’S PROXY STATEMENT RELATING TO THE ANNUAL MEETING. THIS DISCLOSURE IS EXPECTED TO INCLUDE, AMONG OTHER THINGS, CURRENT BIOGRAPHICAL INFORMATION ON THE COMPANY’S DIRECTORS, INFORMATION CONCERNING EXECUTIVE COMPENSATION, AND OTHER IMPORTANT INFORMATION. ALTHOUGH WE DO NOT HAVE ANY KNOWLEDGE INDICATING THAT ANY STATEMENT MADE BY IT HEREIN IS UNTRUE, WE DO NOT TAKE ANY RESPONSIBILITY FOR THE ACCURACY OR COMPLETENESS OF STATEMENTS TAKEN FROM PUBLIC DOCUMENTS AND RECORDS THAT WERE NOT PREPARED BY OR ON OUR BEHALF, OR FOR ANY FAILURE BY THE COMPANY TO DISCLOSE EVENTS THAT MAY AFFECT THE SIGNIFICANCE OR ACCURACY OF SUCH INFORMATION. SEE SCHEDULE II FOR INFORMATION REGARDING PERSONS WHO BENEFICIALLY OWN MORE THAN 5% OF THE SHARES AND THE OWNERSHIP OF THE SHARES BY THE DIRECTORS AND MANAGEMENT OF THE COMPANY.

The information concerning the Company contained in this Proxy Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available information.

TAR HOLDINGS LLC

________, 2017

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SCHEDULE I

TRANSACTIONS IN SECURITIES OF THE COMPANY
DURING THE PAST TWO YEARS

All purchases and sales were made in the open market.

Nature of the Transaction	Securities Purchased / (Sold)	Date of Purchase/Sale
TAR Holdings LLC Common Stock
Purchase of Common Stock	9,521	February 1, 2017
Purchase of Common Stock	2,300	February 2, 2017
Purchase of Common Stock	9,400	February 3, 2017
Purchase of Common Stock	1,370	February 6, 2017
Purchase of Common Stock	100	February 8, 2017
Purchase of Common Stock	357	February 9, 2017
Purchase of Common Stock	2,700	February 13, 2017
Purchase of Common Stock	20,000	February 17, 2017
Purchase of Common Stock	3,274	February 22, 2017
Purchase of Common Stock	131	February 23, 2017
Purchase of Common Stock	9,700	February 24, 2017
Purchase of Common Stock	45,351	February 27, 2017
Purchase of Common Stock	44,300	February 28, 2017
Purchase of Common Stock	571,500	March 1, 2017
Purchase of Common Stock	1,295,267	March 2, 2017
Purchase of Common Stock	2,400	March 6, 2017
Purchase of Common Stock	25,000	March 6, 2017
Purchase of Common Stock	8,318	March 7, 2017
Purchase of Common Stock	20,000	March 8, 2017

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SCHEDULE II

The following table is reprinted from the Company’s preliminary proxy statement filed with the Securities and Exchange Commission on May 8, 2017.

“The following table sets forth the beneficial ownership of our common stock by each of [the Company’s] directors and named executive officers, each person known to [the Company] to beneficially own 5% or more of [the Company’s] common stock, and by the officers and directors of the Company as a group. Except as otherwise indicated, all shares are owned directly, based on 20,681,047 shares outstanding as of April 28, 2017. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power (subject to applicable community property laws) and that person’s address is c/o SITO Mobile, Ltd., 100 Town Square Place, Suite 204, Jersey City, NJ 07310. Shares of common stock subject to options, warrants, or convertible notes currently exercisable or convertible or exercisable or convertible within 60 days after April 28, 2017 are deemed outstanding for computing the share ownership and percentage of the person holding such options, warrants, or convertible notes but are not deemed outstanding for computing the percentage of any other person.

Name	Shares	Percentage
Richard O’Connell, Jr. (1)	42,733	*
Lawrence Firestone	0	*
Betsy J. Bernard (2)	146,420	*
Jonathan E. Sandelman (3)	525,788	2.55
Brent D. Rosenthal (4)	46,667	*
Joseph A. Beatty (5)	77,910	*
Lowell W. Robinson (6)	20,000	*
Jon Lowen (7)	182,567	*
Michael Blanche (8)	54,000	*
Adam Meshekow (9)	79,448	*

Officers and Directors as a Group	1,175,533	5.7%

Stephen Baksa (10)	1,006,060	4.9%
Thomas M. Candelaria (11)	406,750	2.0%
Karen Singer (12)	2,100,718	10.2%
TAR Holdings LLC (12)	2,100,718	10.2%
Nicole Braun (13)	1,954,391	9.5%

(1) Includes 25,000 shares underlying stock options held jointly with spouse and which are fully vested.

(2) Includes 66,014 shares underlying stock options which are fully vested.

(3) Includes 88,288 shares underlying stock options which are fully vested.

(4) Includes 20,000 shares underlying stock options which are fully vested.

(5) Includes 57,945 shares underlying stock options which are fully vested.

(6) Includes 20,000 shares underlying stock options which are fully vested.

(7) Includes 127,666 shares underlying stock options that are fully vested.

(8) Includes 33,333 shares underlying stock options that are fully vested.

II-1

(9) Includes 76,333 shares underlying stock options that are fully vested.

(10) Based on Schedule 13D/A filed with the SEC on May 1, 2017. The address of the principal office of Mr. Baksa is 2 Woods Lane, Chatham, NJ 07928. Includes (i) 776,326 shares of common stock held directly by Mr. Baksa; (ii) 204,734 shares of common stock held in trust for Mr. Baksa’s immediate family, (iii) 5,000 shares of common stock issuable upon the exercise of options granted to Mr. Baksa on August 27, 2013 under the SITO Mobile, Ltd. 2010 Stock Option Plan (the “2010 Plan”) with an exercise price of $6.04 per share and (iv) 20,000 shares of common stock issuable upon the exercise of options granted to Mr. Baksa on November 12, 2013 under the 2010 Plan with an exercise price of $6.32 per share. Mr. Baksa and Mr. Candeleria have disclosed in their Schedule 13D filed on March 17, 2017, that by virtue of the informal understanding of Mr. Baksa and Mr. Candeleria to consult with each other with respect to actions taken by each with respect to the shares of the Company’s common stock that are from time-to-time owned by each, Mr. Baksa and Mr. Candelaria may be deemed to constitute a group for purposes of Section 13 of the Exchange Act and may be deemed to have beneficial ownership of the common stock owned by each other. If Mr. Baksa and Mr. Candelaria are deemed to be members of a group, they may be deemed to beneficially own an aggregate of 1,412,810 shares of common stock, or approximately 6.8% of the Company’s outstanding common stock. Each of Mr. Baksa and Mr. Candeleria have expressly disclaimed beneficial ownership of the common stock except to the extent of its pecuniary interest in those shares directly held by such person.

(11) Based on Schedule 13D/A filed with the SEC on May 1, 2017. The address of the principal office of Mr. Candelaria is 3228 El Camino del Norte, Encinitas, CA 92023. Includes (i) 386,750 shares of common stock held by Streamworks Technologies, Inc., a corporation for which Mr. Candelaria is the sole director and stockholder; and (ii) 20,000 shares of common stock held in trust for Mr. Candelaria’s immediate family. Mr. Baksa and Mr. Candeleria have disclosed in their Schedule 13D filed on March 17, 2017, that by virtue of the informal understanding of Mr. Baksa and Mr. Candeleria to consult with each other with respect to actions taken by each with respect to the shares of the Company’s common stock that are from time-to-time owned by each, Mr. Baksa and Mr. Candelaria may be deemed to constitute a group for purposes of Section 13 of the Exchange Act and may be deemed to have beneficial ownership of the common stock owned by each other. If Mr. Baksa and Mr. Candelaria are deemed to be members of a group, they may be deemed to beneficially own an aggregate of 1,412,801 shares of common stock, or approximately 6.8% of the Company’s outstanding common stock. Each of Mr. Baksa and Mr. Candeleria have expressly disclaimed beneficial ownership of the common stock except to the extent of its pecuniary interest in those shares directly held by such person.

(12) Based on Schedule 13D/A filed with the SEC on May 5, 2017. The address of Ms. Singer and TAR Holdings LLC is 212 Vaccaro Drive, Cresskill, NJ 07626. Shares are held directly by TAR Holdings LLC. Ms. Singer is the sole member of TAR Holdings LLC.

(13) Based on information received on May 1, 2017 from the Company’s transfer agent.

(*) Less than 1%.

II-2

YOUR SUPPORT IS EXTREMELY IMPORTANT!

VOTE ONLY YOUR [ __ ] PROXY CARD OR VOTING INSTRUCTION FORM TODAY

Tell your Board what you think! Your vote is important. No matter how many Shares you own, please give the TAR Holdings Group your [ __ ] proxy FOR the election of the Nominees by taking three steps:

•	SIGNING the enclosed [ __ ] proxy card,

•	DATING the enclosed [ __ ] proxy card, and

•	MAILING the enclosed [ __ ] proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your Shares are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such Shares and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting instruction form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed [ __ ] voting instruction form.

IMPORTANT!

PLEASE VOTE THE [ __ ] PROXY CARD TODAY!

WE URGE YOU NOT TO SIGN ANY PROXY CARD OR VOTING INSTRUCTION FORM SENT TO YOU BY THE INCUMBENT BOARD OR THE COMPANY, OR THE BAKSA GROUP, OR ANY PERSON OTHER THAN TAR HOLDINGS.

If you have any questions or require any additional information concerning this Proxy Statement, please contact Kingsdale at the address set forth below.

745 Fifth Avenue

19th Floor

New York, New York 10151

Shareholders Call Toll-Free at: 1-866-581-1489

Banks & Brokers Call Collect at: 646-651-1642

E-mail: contactus@kingsdaleadvisors.com

Toll Free Facsimile: 1-866-545-5580

Facsimile: 416-867-2271

II-3

Any questions and requests for assistance may be directed to our
Proxy Solicitation Agent:

745 Fifth Avenue

19th Floor

New York, New York

10151

www.kingsdaleadvisors.com

Toll Free Phone:

1-866-581-1489

Email: contactus@kingsdaleadvisors.com

Facsimile: 416-867-2271

Toll Free Facsimile: 1-866-545-5580

Banks and Brokers Call Collect: 646-651-1642

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED [__________], 2017

[ __ ] PROXY CARD

SITO MOBILE, LTD.

2017 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF TAR HOLDINGS LLC

THE BOARD OF DIRECTORS OF SITO MOBILE, LTD.
IS NOT SOLICITING THIS PROXY

PROXY

The undersigned appoints [Karen Singer] attorney and agent with full power of substitution to vote all shares of common stock of SITO Mobile, Ltd. (the “Company”) which the undersigned would be entitled to vote if personally present at the 2017 Annual Meeting of Stockholders of the Company scheduled to be held at [ __ ], at [ __ ], ET, on [ __ ] June 27, 2017 (including at any adjournments or postponements thereof and at any meeting called in lieu thereof, the “Annual Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to TAR Holdings LLC (“TAR Holdings”) a reasonable time before this solicitation.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSAL ON THE REVERSE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NO. 1, “AGAINST” PROPOSAL NO. 2 AND “AGAINST” PROPOSAL NO. 3.

This Proxy will be valid until the completion of the Annual Meeting. This Proxy will only be valid in connection with the TAR Holdings Group’s solicitation of proxies for the Annual Meeting.

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

☒ Please mark vote as in this example

THE TAR HOLDINGS GROUP STRONGLY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE NOMINEES LISTED BELOW IN PROPOSAL 1. THE TAR HOLDINGS RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST PROPOSAL 2. THE TAR HOLDINGS GROUP RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST PROPOSAL 3.

1.	The TAR Holdings Group’s proposal to elect Wayne Barr, Jr., Richard R. Ramlall and Steven G. Singer as directors of the Company.

		FOR ALL NOMINEES	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES	FOR ALL EXCEPT NOMINEE(S) WRITTEN BELOW
Nominees:	Wayne Barr, Jr. Richard R. Ramlall Steven G. Singer	☐	☐	☐ ________________ ________________

The TAR Holdings Group intends to use this proxy to vote (i) “For” Messrs. Barr, Ramlall and Singer and (ii) “For” the candidates who have been nominated by the Company to serve as a director other than Betsy J. Bernard, Jonathan E. Sandelman and Lowell W. Robinson for whom the TAR Holdings Group is not seeking authority to vote for and will not exercise any such authority. The names, backgrounds and qualifications of the candidates who have been nominated by the Company, and other information about them, can be found in the Company’s proxy statement.

There is no assurance that any of the candidates who have been nominated by the Company will serve as directors if our nominees are elected.

The TAR Holdings Group does not expect that any of the nominees will be unable to stand for election, but, in the event that any nominee is unable to serve or for good cause will not serve, the shares of common stock represented by this proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under the Bylaws and applicable law. In addition, the TAR Holdings Group has reserved the right to nominate substitute person(s) if the Company makes or announces any changes to its Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any nominee, to the extent this is not prohibited under the Bylaws and applicable law. In any such case, shares of common stock represented by this proxy card will be voted for such substitute nominee(s).

2.	The Company’s proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers..

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	The Company’s proposal to approve, on an advisory basis, the Section 382 Tax Benefits Preservation Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

NOTE: The proxies are authorized to vote in their discretion upon any other matters that may properly come before the meeting or any adjournments, postponements or delays thereof.

DATED:

(Signature)

(Signature, if held jointly)

(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.